Exhibit 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS APRIL TRAFFIC
     TEMPE, Ariz., May 7, 2007 — US Airways Group, Inc. (NYSE: LCC) today reported April and year-to-date results for 2007. Revenue passenger miles (RPMs) for the month were 5.5 billion, down 0.1 percent from April 2006. Capacity was 6.6 billion available seat miles (ASMs), down 0.2 percent from April 2006. The passenger load factor for April was 82.2 percent versus 82.1 percent in April 2006.
     Said US Airways President Scott Kirby, “As we’ve seen from other airlines, the passenger revenue per available seat mile (PRASM) environment has weakened from the rapid growth rate seen in 2006 leading to more difficult year-over-year comparisons, particularly in the second quarter. In addition, the month was impacted compared to last year due to the timing of the Easter holiday. As a result, our consolidated (mainline and Express) PRASM was down in April when compared to the same period last year.”
     America West and US Airways report combined operational performance to the Department of Transportation. For the month of April 2007, the combined domestic on-time performance was 63.2 percent with a completion factor of 98.6 percent.
     The following summarizes US Airways Group’s traffic results for April 2007 and 2006 consisting of America West and US Airways mainline operated flights as well as US Airways Express operated flights consisting of wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

Consolidated US Airways Group, Inc.
APRIL

	2007	2006	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	4,546,237	4,541,116		0.1
Atlantic	498,125	475,517		4.8
Latin	408,238	440,408		(7.3)

Total Consolidated Revenue Passenger Miles	5,452,600	5,457,041		(0.1)

Consolidated Available Seat Miles (000)
Domestic	5,492,052	5,511,637		(0.4)
Atlantic	629,449	567,876		10.8
Latin	513,063	567,368		(9.6)

Total Consolidated Available Seat Miles	6,634,564	6,646,881		(0.2)

Consolidated Load Factor (%)
Domestic	82.8	82.4	0.4	pts
Atlantic	79.1	83.7	(4.6	) pts
Latin	79.6	77.6	2.0	pts

Total Consolidated Load Factor	82.2	82.1	0.1	pts

Consolidated Enplanements
Domestic	5,360,078	5,325,239		0.7
Atlantic	124,923	121,682		2.7
Latin	322,523	358,721		(10.1)

Total Consolidated Enplanements	5,807,524	5,805,642		0.0
YEAR TO DATE

	2007	2006	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	17,238,830	16,900,790	2.0
Atlantic	1,696,892	1,666,960	1.8
Latin	1,522,667	1,580,731	(3.7)

Total Consolidated Revenue Passenger Miles	20,458,389	20,148,481	1.5

Consolidated Available Seat Miles (000)
Domestic	21,661,024	21,612,691	0.2
Atlantic	2,392,531	2,263,909	5.7
Latin	2,002,187	2,147,671	(6.8)

Total Consolidated Available Seat Miles	26,055,742	26,024,271	0.1

Consolidated Load Factor (%)
Domestic	79.6	78.2	1.4	pts
Atlantic	70.9	73.6	(2.7	) pts
Latin	76.1	73.6	2.5	pts

Total Consolidated Load Factor	78.5	77.4	1.1	pts

Consolidated Enplanements
Domestic	20,160,127	19,900,717	1.3
Atlantic	430,108	425,958	1.0
Latin	1,195,402	1,266,423	(5.6)

Total Consolidated Enplanements	21,785,637	21,593,098	0.9
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Mainline (US Airways and America West combined)
APRIL

	2007	2006	% Change
Mainline Revenue Passenger Miles (000)
Domestic	4,336,607	4,287,086	1.2
Atlantic	498,125	475,517	4.8
Latin	408,238	440,408	(7.3)

Total Mainline Revenue Passenger Miles	5,242,970	5,203,011	0.8

Mainline Available Seat Miles (000)
Domestic	5,202,160	5,169,130	0.6
Atlantic	629,449	567,876	10.8
Latin	513,063	567,368	(9.6)

Total Mainline Available Seat Miles	6,344,672	6,304,374	0.6

Mainline Load Factor (%)
Domestic	83.4	82.9	0.5	pts
Atlantic	79.1	83.7	(4.6	) pts
Latin	79.6	77.6	2.0	pts

Total Mainline Load Factor	82.6	82.5	0.1	pts

Mainline Enplanements
Domestic	4,629,495	4,531,554	2.2
Atlantic	124,923	121,682	2.7
Latin	322,523	358,721	(10.1)

Total Mainline Enplanements	5,076,941	5,011,957	1.3
YEAR TO DATE

	2007	2006	% Change
Mainline Revenue Passenger Miles (000)
Domestic	16,441,562	15,912,040	3.3
Atlantic	1,696,892	1,666,960	1.8
Latin	1,522,667	1,580,731	(3.7)

Total Mainline Revenue Passenger Miles	19,661,121	19,159,731	2.6

Mainline Available Seat Miles (000)
Domestic	20,505,613	20,122,826	1.9
Atlantic	2,392,531	2,263,909	5.7
Latin	2,002,187	2,147,671	(6.8)

Total Mainline Available Seat Miles	24,900,331	24,534,406	1.5

Mainline Load Factor (%)
Domestic	80.2	79.1	1.1	pts
Atlantic	70.9	73.6	(2.7	) pts
Latin	76.1	73.6	2.5	pts

Total Mainline Load Factor	79.0	78.1	0.9	pts

Mainline Enplanements
Domestic	17,431,416	16,911,366	3.1
Atlantic	430,108	425,958	1.0
Latin	1,195,402	1,266,423	(5.6)

Total Mainline Enplanements	19,056,926	18,603,747	2.4
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines, US Airways' MidAtlantic Division)
APRIL

	2007	2006	% Change
Express Revenue Passenger Miles (000)
Domestic	209,630	254,030		(17.5)

Express Available Seat Miles (000)
Domestic	289,892	342,507		(15.4)

Express Load Factor (%)
Domestic	72.3	74.2	(1.9	) pts

Express Enplanements
Domestic	730,583	793,685		(8.0)
YEAR TO DATE

	2007	2006	% Change
Express Revenue Passenger Miles (000)
Domestic	797,268	988,750		(19.4)

Express Available Seat Miles (000)
Domestic	1,155,411	1,489,865		(22.4)

Express Load Factor (%)
Domestic	69.0	66.4	2.6	pts

Express Enplanements
Domestic	2,728,711	2,989,351		(8.7)
Notes:

1)	US Airways Express includes data for US Airways’ MidAtlantic division through May 27, 2006.

2)	Canada is included in domestic results.
Integration Update
     US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments or announcements from the month of April:
•	Reached unified agreement with the Transport Workers Union representing the airline’s flight simulator engineers.

•	Announced plans to recall approximately 90 furloughed flight attendants and 130 furloughed pilots through the year’s end.

•	Set forth plans to boost customer service experience at airports and on-board the airline’s mainline fleet:

•	Airline will hire more than 1,000 new employees system-wide to boost airport customer service and pro-actively combat summer attrition

•	Begun a plan to replace approximately 600 self check-in kiosks in pre-merger US Airways locations

•	Mainline cabin improvements and higher quality on-board offerings will be seen as early as May on the transatlantic 767 and 757 fleets
•	Implemented a Pittsburgh fare sale for the second time this year resulting in reduced fares in 45 markets for travel booked by May 4 and completed by July 11.

•	US Airways’ new Dividend Miles program wins industry-coveted Freddie Award in the Best Promotion category for its’ popular “Everything Counts” program, which allows members to accrue miles through a variety of partners on purchases that many were already making at the Dividend Miles shopping mall, i.e. hotels, flowers, online music, etc.

•	Accrued approximately $4 million for the airline’s employee profit sharing program.
     US Airways is the fifth largest domestic airline employing nearly 36,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The new US Airways — the product of a merger between America West and US Airways in September 2005 — is a member of the Star Alliance network, which offers our customers 16,000 daily flights to 855 destinations in 155 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, which is available at www.usairways.com.
-LCC-